Exhibit 8

[On Bryan Cave Leighton Paisner LLP Letterhead]

March 12, 2021

TC Federal Bank

PO Box 1197

Thomasville, Georgia 31799

TC Bancshares, Inc.

PO Box 1197

Thomasville, Georgia 31799

Ladies and Gentlemen:

You have requested our opinion as to certain material U.S. federal income tax consequences of the series of transactions contemplated by the Plan of Conversion of TC Federal Bank, dated as of March 5, 2021 (the “Plan”) and set forth in further detail below (such transactions, collectively, the “Conversion”). Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

In connection with our opinion, we have made such investigations as we have deemed relevant or necessary for the purpose of rendering this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies, and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan, the Registration Statement filed by TC Bancshares, Inc., a Georgia corporation (the “Holding Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”), and the Application for Conversion filed by the Bank with the Office of the Comptroller of the Currency (“OCC”). In addition, we are relying on the letter from Feldman Financial Advisors, Inc. issued to you and dated March 12, 2021 (the “Valuation”) stating its opinion as to certain valuation matters discussed below.

For purposes of this opinion, we are relying on the representations provided to us by TC Federal Bank (the “Bank”) and the Holding Company, as set forth in the joint tax certificate signed by authorized officers of each of the aforementioned entities (the “Tax Certificate”), incorporated herein by reference. We have neither investigated nor verified the accuracy of any of the facts and representations that have been certified to us, upon which this opinion is based.

March 12, 2021

This opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, as well as Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed herein. This opinion does not address any tax considerations under foreign, state, or local laws, or the tax considerations to individual Bank shareholders in light of their particular circumstances, including persons who are not United States persons, dealers in securities, tax-exempt entities, shareholders who do not hold their Bank stock as “capital assets” within the meaning of Code Section 1221, and shareholders who acquired their shares of Bank stock pursuant to the exercise of Bank options or otherwise as compensation.

Description of Proposed Transaction

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. The Bank is a federally chartered mutual savings bank headquartered in Thomasville, Georgia. As a federally chartered mutual savings bank, the Bank has no stockholders. Instead, depositors and borrowers as of November 20, 2019 whose borrowings remain outstanding have the right to vote on certain matters pertaining to the Bank.

Each depositor of the Bank has both a deposit account in the Bank and a pro rata ownership interest in the net worth of the Bank based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized upon a complete liquidation of the Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in the Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of the Bank, which is lost to the extent that the balance in the account is reduced or closed.

The Board of Directors of the Bank adopted the Plan, which provides for the conversion of the Bank to a federally chartered stock savings bank, as well as the formation of a Holding Company that will acquire all of the stock of the Bank. Pursuant to the Plan, the Conversion will be effected as follows, in such order as is necessary to consummate the Conversion:

1.	The Holding Company will be organized under the laws of the State of Georgia.

2.

The Bank shall take all actions necessary to convert to a stock savings bank organized under the laws of the United States. Following the conversion, the stock Bank shall be a continuation of the mutual Bank and all property of the mutual Bank, including its right, title and interest in and to all property of whatever kind and nature, immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed shall vest in the stock Bank.

3.

The Holding Company will offer the Conversion Stock for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if applicable, and Other Members as set forth in the Plan. Any shares of

March 12, 2021

Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering and/or a Public Offering as set forth in the Plan. The purchase price per share for the Conversion Stock shall be a uniform price. The aggregate price at which all shares of Conversion Stock are to be sold shall be based on a pro forma valuation of the aggregate market value of the Conversion Stock.

4.	The Holding Company will purchase all of the capital stock of the Bank with an amount (not less than 50%) of the net proceeds received by the Holding Company from the sale of Conversion Stock.

Pursuant to the Plan, each depositor of the Bank at the time of the Conversion will automatically continue as a depositor after the Conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the Conversion. In addition, a Liquidation Account will be maintained by the Bank for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank, as further described in the Plan. The Liquidation Account will have an initial balance equal to the Bank’s net worth as reflected in its latest statement of financial condition contained in the Registration Statement.

Representations and Assumptions

In addition to the representations set forth in the Tax Certificate, our opinion below is based, in part, on the assumption that the subscription rights to purchase shares of Holding Company common stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company common stock at the same price to be paid by members of the general public in any Community Offering, Syndicated Community Offering or Public Offering. In addition, we are relying on the Valuation, in which Feldman Financial Advisors, Inc. provided its opinion that the subscription rights do not have any ascertainable market value either at the time of distribution or at the time the rights are exercised in the Subscription Offering. If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights for U.S. federal income tax purposes.

Opinions

Based upon and subject to the foregoing, we are of the opinion that the following are the material U.S. federal income tax consequences of the Conversion:

(a)	The conversion of the Bank to a federally chartered stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

(b)	The Bank will not recognize any gain or loss upon the receipt of money from the Holding Company in exchange for shares of common stock of the Bank.

March 12, 2021

(c)

The basis and holding period of the assets received by the Bank, in stock form, from the Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the Conversion.

(d)

No gain or loss will be recognized by account holders of the Bank, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in the Bank, in stock form, in the same dollar amount and under the same terms as held at the Bank, in mutual form. In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in the Liquidation Account in the Bank in exchange for their ownership interests in the Bank.

(e)

The basis of the account holders’ deposit accounts in the Bank, in stock form, will be the same as the basis of their deposit accounts in the Bank, in mutual form. The basis of the Eligible Account Holders and Supplemental Eligible Account Holders interests in the Liquidation Account will be zero, which is the cost of such interest to such persons.

(f)

No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company common stock.

(g)

The basis of the shares of Holding Company common stock purchased in the Subscription Offering will be the purchase price for the stock. The holding period in Holding Company common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

(h)	No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for shares of Holding Company common stock sold in the Subscription Offering.

We hereby consent to the filing of this opinion as an exhibit to the Bank’s Application for Conversion filed with the OCC and the Registration Statement. We also consent to the references to our firm in the Registration Statement under the captions “The Conversion and Offering – Material Income Tax Consequences” and “Legal and Tax Matters.”

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP

Bryan Cave Leighton Paisner LLP

[On Bryan Cave Leighton Paisner LLP Letterhead]

March 12, 2021

TC Federal Bank

PO Box 1197

Thomasville, Georgia 31799

TC Bancshares, Inc.

PO Box 1197

Thomasville, Georgia 31799

Ladies and Gentlemen:

You have requested our opinion as to certain material Georgia income tax consequences of the series of transactions contemplated by the Plan of Conversion of TC Federal Bank, dated as of March 5, 2021 (the “Plan”) and set forth in further detail below (such transactions, collectively, the “Conversion”). Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

In connection with our opinion, we have made such investigations as we have deemed relevant or necessary for the purpose of rendering this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies, and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan, the Registration Statement filed by TC Bancshares, Inc., a Georgia corporation (the “Holding Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”), and the Application for Conversion filed by the Bank with the Office of the Comptroller of the Currency (“OCC”). In addition, we are relying on the letter from Feldman Financial Advisors, Inc. issued to you and dated March 12, 2021 (the “Valuation”) stating its opinion as to certain valuation matters discussed below.

For purposes of this opinion, we are relying on the representations provided to us by TC Federal Bank (the “Bank”) and the Holding Company, as set forth in the joint tax certificate signed by authorized officers of each of the aforementioned entities (the “Tax Certificate”), incorporated herein by reference. We have neither investigated nor verified the accuracy of any of the facts and representations that have been certified to us, upon which this opinion is based.

March 12, 2021

Our opinion is based upon the existing provisions of the Official Code of Georgia Annotated (“O.C.G.A.”), underlying administrative regulations, rulings and other pronouncements of the Georgia Department of Revenue, existing Georgia court decisions, and other applicable authority, all as in effect on the date of this opinion. This opinion also relies upon and incorporates our federal tax opinion dated as of the date hereof. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed herein. This opinion does not address any tax considerations under foreign, federal or local laws, the laws of any state other than Georgia, or the tax considerations to individual Bank shareholders in light of their particular circumstances, including persons who are not United States persons, dealers in securities, tax-exempt entities, shareholders who do not hold their Bank stock as “capital assets” within the meaning of Code Section 1221, and shareholders who acquired their shares of Bank stock pursuant to the exercise of Bank options or otherwise as compensation.

Description of Proposed Transaction

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. The Bank is a federally chartered mutual savings bank headquartered in Thomasville, Georgia. As a federally chartered mutual savings bank, the Bank has no stockholders. Instead, depositors and borrowers as of November 20, 2019 whose borrowings remain outstanding have the right to vote on certain matters pertaining to the Bank.

Each depositor of the Bank has both a deposit account in the Bank and a pro rata ownership interest in the net worth of the Bank based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized upon a complete liquidation of the Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in the Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of the Bank, which is lost to the extent that the balance in the account is reduced or closed.

The Board of Directors of the Bank adopted the Plan, which provides for the conversion of the Bank to a federally chartered stock savings bank, as well as the formation of a Holding Company that will acquire all of the stock of the Bank. Pursuant to the Plan, the Conversion will be effected as follows, in such order as is necessary to consummate the Conversion:

1.	The Holding Company will be organized under the laws of the State of Georgia.

2.

The Bank shall take all actions necessary to convert to a stock savings bank organized under the laws of the United States. Following the conversion, the stock Bank shall be a continuation of the mutual Bank and all property of the mutual Bank, including its right, title and interest in and to all property of whatever kind and nature, immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed shall vest in the stock Bank.

March 12, 2021

3.

The Holding Company will offer the Conversion Stock for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if applicable, and Other Members as set forth in the Plan. Any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering and/or a Public Offering as set forth in the Plan. The purchase price per share for the Conversion Stock shall be a uniform price. The aggregate price at which all shares of Conversion Stock are to be sold shall be based on a pro forma valuation of the aggregate market value of the Conversion Stock.

4.	The Holding Company will purchase all of the capital stock of the Bank with an amount (not less than 50%) of the net proceeds received by the Holding Company from the sale of Conversion Stock.

Pursuant to the Plan, each depositor of the Bank at the time of the Conversion will automatically continue as a depositor after the Conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the Conversion. In addition, a Liquidation Account will be maintained by the Bank for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank, as further described in the Plan. The Liquidation Account will have an initial balance equal to the Bank’s net worth as reflected in its latest statement of financial condition contained in the Registration Statement.

Representations and Assumptions

In addition to the representations set forth in the Tax Certificate, our opinion below is based, in part, on the assumption that the subscription rights to purchase shares of Holding Company common stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company common stock at the same price to be paid by members of the general public in any Community Offering, Syndicated Community Offering or Public Offering. In addition, we are relying on the Valuation, in which Feldman Financial Advisors, Inc. provided its opinion that the subscription rights do not have any ascertainable market value either at the time of distribution or at the time the rights are exercised in the Subscription Offering. If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights for U.S. federal income tax purposes.

Opinions

In issuing the opinions set forth below, we have relied primarily on existing provisions of O.C.G.A. Sections 48-7-21(a) and 48-7-27(a) and Georgia’s uniformity with the “Internal Revenue Code” as defined in O.C.G.A. Section 48-1-2(14), which means the provisions of the United States Internal Revenue Code of 1986, as amended, provided for in federal law enacted on or before March 27, 2020, with certain exceptions, none of which are applicable herein.

March 12, 2021

Based upon and subject to the foregoing, we are of the opinion that the following are the material Georgia income tax consequences of the Conversion:

(a)	The Bank will not recognize any gain or loss upon the receipt of money from the Holding Company in exchange for shares of common stock of the Bank.

(b)

The basis and holding period of the assets received by the Bank, in stock form, from the Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the Conversion.

(c)

No gain or loss will be recognized by account holders of the Bank, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in the Bank, in stock form, in the same dollar amount and under the same terms as held at the Bank, in mutual form. In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in the Liquidation Account in the Bank in exchange for their ownership interests in the Bank.

(d)

The basis of the account holders’ deposit accounts in the Bank, in stock form, will be the same as the basis of their deposit accounts in the Bank, in mutual form. The basis of the Eligible Account Holders and Supplemental Eligible Account Holders interests in the Liquidation Account will be zero, which is the cost of such interest to such persons.

(e)

No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company common stock.

(f)

The basis of the shares of Holding Company common stock purchased in the Subscription Offering will be the purchase price for the stock. The holding period in Holding Company common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

(g)	No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for shares of Holding Company common stock sold in the Subscription Offering.

March 12, 2021

We hereby consent to the filing of this opinion as an exhibit to the Bank’s Application for Conversion filed with the OCC and the Registration Statement. We also consent to the references to our firm in the Registration Statement under the captions “The Conversion and Offering – Material Income Tax Consequences” and “Legal and Tax Matters.”

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP

Bryan Cave Leighton Paisner LLP